EXHIBIT 11


                           READING & BATES CORPORATION
                                 AND SUBSIDIARIES

          COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE, PRIMARY AND
                                  FULLY DILUTED
                (in thousands except share and per share amounts)

                                                Years ended December 31,
                                        --------------------------------------
                                           1996          1995          1994
                                        ----------    ----------    ----------
PRIMARY NET INCOME (LOSS) PER SHARE:

Weighted average number of common
  shares outstanding                    64,620,205    60,207,934    56,899,715
                                        ==========    ==========    ==========
Income (loss) before extraordinary
  gain                                  $   77,916    $   18,392    $  (17,146)
Adjustments:
   Less dividends paid on $1.625
    Convertible Preferred Stock             (3,631)       (4,855)       (4,859)
                                        ----------    ----------    ----------
Adjusted income (loss) before
  extraordinary gain                        74,285        13,537       (22,005)
 Extraordinary gain                              -         3,430             -
                                        ----------    ----------    ----------
Adjusted net income (loss) applicable
  to common shares outstanding          $   74,285    $   16,967    $  (22,005)
                                        ==========    ==========    ==========
Income (loss) per common share:
 Adjusted income (loss)
   before extraordinary gain            $     1.15    $      .22    $     (.39)
 Extraordinary gain                              -           .06             -
                                        ----------    ----------    ----------

Net income (loss) per common share      $     1.15    $      .28    $     (.39)
                                        ==========    ==========    ==========


                                                Years ended December 31,
                                        --------------------------------------
                                           1996          1995          1994
                                        ----------    ----------    ----------
FULLY DILUTED NET INCOME PER SHARE:

Weighted average number of common
  shares outstanding                    64,620,205             -             -

Assume conversion of (at the beginning
 of the period):
  $1.625 Convertible Preferred Stock     6,406,769             -             -
                                        ----------    ----------    ----------
Adjusted common shares outstanding -
  fully diluted                         71,026,974             -             -
                                        ==========    ==========    ==========
Adjusted net income applicable to
  common shares outstanding             $   74,285    $        -    $        -
Adjustments:
  Dividends paid on $1.625
   Convertible Preferred Stock               3,631             -             -
                                        ----------    ----------    ----------
Adjusted net income applicable to
  common shares outstanding -
  assuming full dilution                $   77,916    $        -    $        -
                                        ==========    ==========    ==========
Fully diluted net income per common
  share (considering only dilutive
  convertible securities)               $     1.10    $        -    $        -
                                        ==========    ==========    ==========


                          READING & BATES CORPORATION
                                AND SUBSIDIARIES

 COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE, PRIMARY AND FULLY DILUTED
               (in thousands except share and per share amounts)

                                              Years ended December 31,
                                        --------------------------------------
                                           1996          1995          1994
                                        ----------    ----------    ----------
FULLY DILUTED NET INCOME PER SHARE:*

Weighted average number of common
  shares outstanding                    64,620,205    60,207,934    56,899,715

Assume exercise of outstanding stock
  options (based on the treasury
  stock method)                          1,225,584       401,390             -

Assume conversion of (at the beginning
 of the period):
  $1.625 Convertible Preferred Stock     6,406,769     8,663,125     8,668,010
  8% Senior Subordinated Convertible
     Debentures                            823,631       783,686       743,497
  8% Convertible Subordinated
     Debentures                                  -        16,661        16,661
                                        ----------    ----------    ----------
Adjusted common shares outstanding -
  fully diluted                         73,076,189    70,072,796    66,327,883
                                        ==========    ==========    ==========
Adjusted net income (loss) applicable
  to common shares outstanding          $   74,285    $   16,967    $  (22,005)
Adjustments:
  Interest on 8% Senior Subordinated
   Convertible Debentures                    3,696         3,173         2,731
  Interest on 8% Convertible
   Subordinated Debentures                       -         2,068         2,109
  Dividends paid on $1.625 Convertible
  Preferred Stock                            3,631         4,855         4,859
                                        ----------    ----------    ----------
Adjusted net income (loss) applicable
  to common shares outstanding -
  assuming full dilution                $   81,612    $   27,063    $  (12,306)
                                        ==========    ==========    ==========
Net income (loss) per common share -
  assuming full dilution
  (antidilutive)                        $     1.12    $      .39    $     (.19)
                                        ==========    ==========    ==========

*This calculation considers all convertible securities and is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15.